EXHIBIT 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC NEWS RELEASE
Cheniere Energy Partners LP Holdings, LLC Reports Fourth Quarter and Full Year 2016 Results
Houston, Texas - February 28, 2017 - Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE MKT: CQH) reported net income of $4.5 million, or $0.02 per common share, for the three months ended December 31, 2016, compared to net income of $4.6 million, or $0.02 per common share, for the comparable 2015 period. For the twelve months ended December 31, 2016, Cheniere Partners Holdings reported net income of $17.8 million, or $0.08 per common share, compared to net income of $18.2 million, or $0.08 per common share, during the corresponding period in 2015. Results include the distribution received from our limited partner interests in Cheniere Energy Partners, L.P. (“Cheniere Partners”), a publicly traded limited partnership (NYSE MKT: CQP).

Our only business consists of owning Cheniere Partners common units, Class B units and subordinated units representing an aggregate approximately 55.9% limited partner interest in Cheniere Partners as of December 31, 2016.
Fourth Quarter 2016 Highlights

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In December 2016, Cheniere Energy, Inc. (“Cheniere”) (NYSE MKT: LNG) terminated negotiations with the conflicts committee of our board of directors regarding Cheniere’s previously announced non-binding proposal to acquire all of the publicly held shares of Cheniere Partners Holdings not already owned by Cheniere in a stock-for-stock merger transaction. Subsequent to the termination of negotiations, Cheniere has acquired a total of 5,785,161 shares of Cheniere Partners Holdings through individually negotiated transactions with shareholders of Cheniere Partners Holdings.

Sabine Pass Liquefaction Project Update
Through Cheniere Partners, we are developing up to six Trains at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “Sabine Pass Liquefaction Project”). Each train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 million tonnes per annum (“mtpa”) of LNG.

The Trains are in various stages of operation, construction, and development.

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Construction on Trains 1 and 2 began in August 2012, and substantial completion was achieved in May 2016 and September 2016, respectively. Substantial completion is achieved upon the completion of construction, commissioning and the satisfaction of certain performance tests.

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Construction on Trains 3 and 4 began in May 2013, and as of December 31, 2016, the overall project completion percentage for Trains 3 and 4 was approximately 95.5%, which is ahead of the contractual schedule. In September 2016, commissioning activities commenced on Train 3. Based on the current construction schedule, Cheniere Partners expects to reach substantial completion for Train 3 in the first quarter of 2017 and Train 4 in the second half of 2017.

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Construction on Train 5 began in June 2015, and as of December 31, 2016, the overall project completion percentage for Train 5 was approximately 52.4%, which is ahead of the contractual schedule. Engineering, procurement, subcontract work and Bechtel direct hire construction were approximately 96.6%, 76.6%, 43.7% and 11.3% complete, respectively. Based on the current construction schedule, Cheniere Partners expects Train 5 to reach substantial completion in the second half of 2019.

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Train 6 is currently under development, with all necessary regulatory approvals in place. Cheniere Partners expects to make a final investment decision and commence construction on Train 6 upon, among other things, entering into an engineering, procurement, and construction contract, entering into acceptable commercial arrangements and obtaining adequate financing.

	Sabine Pass Liquefaction Project
Liquefaction Train	Train 1	Train 2	Trains 3-4	Train 5
Project Status	Operational	Operational	96% Overall Completion	52% Overall Completion
Expected Substantial Completion	-	-	T3 - 1Q 2017 T4 - 2H 2017	2019

Dividends
When Cheniere Partners makes cash distributions to us with respect to our Cheniere Partners units, we will pay dividends to our shareholders consisting of the cash that we receive from Cheniere Partners, less income taxes and reserves established by our Board of Directors.
On February 8, 2017 we announced that our Board of Directors declared a quarterly cash dividend of $0.020 per common share representing limited liability company interests in Cheniere Partners Holdings. The dividend will be payable on February 28, 2017 to shareholders of record as of the close of business on February 17, 2017.

Investor Conference Call and Webcast
Cheniere Energy, Inc. will host a conference call to discuss its financial and operating results for the fourth quarter and full year on Tuesday, February 28, 2017, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation may include financial and operating results or other information regarding Cheniere Partners Holdings.

About Cheniere Partners Holdings
Cheniere Partners Holdings owns a 55.9% limited partner interest in Cheniere Partners. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates LNG regasification facilities and, adjacent to these facilities, plans to construct over time up to six Trains with an expected aggregate nominal production capacity of approximately 27 mtpa before taking into account planned maintenance and production reliability. Trains 1 and 2 have commenced commercial operations, Train 3 is undergoing commissioning, Trains 4 and 5 are under construction, and Train 6 is fully permitted.
For additional information, please refer to the Cheniere Partners Holdings website at www.cheniere.com and Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission.
Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ and Cheniere Partners Holdings’ business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

(Financial Table Follows)

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31, (1)
	2016	2015	2016	2015
Equity income from investment in Cheniere Partners	$5,085	$5,085	$20,338	$20,338

Expenses
General and administrative expense	306	275	1,511	1,150
General and administrative expense—affiliate	257	254	1,029	1,015
Total expenses	563	529	2,540	2,165

Net income	$4,522	$4,556	$17,798	$18,173

Net income per common share—basic and diluted	$0.02	$0.02	$0.08	$0.08

Weighted average number of common shares outstanding—basic and diluted	231,700	231,700	231,700	231,700

Cash dividends declared per common share	$0.020	$0.020	$0.080	$0.079

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts) (1)

	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$219	$917
Receivables	153	157
Other current assets	51	26
Total current assets	423	1,100

Other non-current assets	—	95
Total assets	$423	$1,195

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$78	$106
Accrued liabilities—affiliate	—	6
Total current liabilities	78	112

Shareholders’ equity
Common shares: unlimited shares authorized, 231.7 million shares issued and outstanding at December 31, 2016 and 2015	664,931	664,931
Director voting share: 1 share authorized, issued and outstanding at December 31, 2016 and 2015	—	—
Additional paid-in-capital	(271,757)	(271,757)
Accumulated deficit	(392,829)	(392,091)
Total shareholders’ equity	345	1,083
Total liabilities and shareholders’ equity	$423	$1,195

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission.

CONTACTS:
Investors: Randy Bhatia: 713-375-5479
Media: Faith Parker: 713-375-5663